HEALTHY PLANET PRODUCTS, INC.
                              1700 Corporate Circle
                           Petaluma, California 94954




                               September 29, 1997

Mr. John Winfield
2121 Avenue of the Stars
Suite 2020
Los Angeles, California  90067

Dear Mr. Winfield:

                  Reference is made to the Securities Purchase Agreement ("Purchase Agreement") dated the date hereof between us regarding the purchase by you of 300,000 shares of Common Stock and warrants to purchase 300,000 shares of Common Stock of Healthy Planet Products, Inc. (the "Company"), the related Warrant Agreement ("Warrant Agreement") and Registration Rights Agreement ("Registration Agreement"). You have advised us that, in lieu of your purchasing all of the shares and warrants which are the subject of the Purchase Agreement, you have designated InterGroup Corporation, a corp- oration of which you are Chairman of the Board and a controlling shareholder, to purchase 150,000 of the shares and 150,000 of the warrants. This will confirm the agreement of the Company to issue and sell such shares and warrants to InterGroup, subject to InterGroup's agreement to be bound by all the terms and conditions of the Purchase Agreement, Warrant Agreement and Registration Agreement, and that the representations and warranties relating to the "Purchaser" in the Purchase Agreement, including but not limited to the representation regarding the "accredited investor" status of the Purchaser, are true and correct with respect to InterGroup.

                  Please signify your agreement, and the agreement of InterGroup, with the foregoing, and the agreement of InterGroup to be bound by the terms and conditions of the Purchase Agreement, Warrant Agreement and Registration Agreement and confirmation of


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that  the  representations  and  warranties  of the  Purchaser  in the  Purchase
Agreement are true and correct with respect to InterGroup.

                                              Very truly yours,

                                              HEALTHY PLANET PRODUCTS, INC.

                                              By:/s/Bruce Wilson
                                                --------------------------------
                                                 Name:
                                                 Title:


ACCEPTED AND AGREED:


/s/John Winfield
--------------------------------
John Winfield


INTERGROUP CORPORATION


By:
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   Name:
   Title: